UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 9, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information contained in Item 3.03 below is incorporated herein by reference in response to this Item 2.04.

Item 3.03	Material Modification to Rights of Security Holders.
     On October 9, 2007, General Cable Corporation (the “Company”) delivered instructions to the trustee on the Indenture governing the Company’s 9.5% Senior Notes due 2010 (the “Notes”) of its intention to redeem approximately $4.9 million of the Notes, which represents all of the Company’s outstanding Notes, on November 15, 2007 (the “Redemption Date”) at a redemption price of 104.750% of the principal amount thereof, plus interest accrued to the Redemption Date (the “Redemption Price”). The redemption will be in accordance with the terms of the Indenture governing the Notes. The Redemption Price shall become due and payable on the Redemption Date. On and after the Redemption Date, interest shall cease to accrue and be payable on the Notes. The Notes must be surrendered to the paying agent, U.S. Bank National Association, to collect the Redemption Price.
     The Notice of Redemption will be mailed to holders of the Notes on or about October 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: October 12, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

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